Exhibit 99.1

            Press Release for FirstBank NW Corp. dated July 21, 2004.


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                                  EXHIBIT 99.1

FIRSTBANK NW CORP.                                   CONTACT:  Clyde E. Conklin
1300 16th Avenue                                               Pres. & CEO
CLARKSTON, WA 99403                                            (509) 295-5100

NEWS RELEASE
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                           FIRSTBANK NW CORP. REPORTS
                           --------------------------

                  RESULTS OF ITS ANNUAL MEETING OF STOCKHOLDERS
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                              HELD ON JULY 21, 2004
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CLARKSTON, WA - July 21, 2004 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, held its Annual Meeting of Stockholders at the Quality Inn, Clarkston, Washington, on July 21, 2004. Clyde E. Conklin, President and Chief Executive Officer announced the re-election of John W. Gentry, William J. Larson and Larry K. Moxley as directors of the Company for a three-year term, the election of Russell H. Zenner as a director of the Company for a one-year term, and the appointment of Moss-Adams, LLP as the Company's independent auditors for fiscal year ending March 31, 2005.

In the reorganization meeting that followed, the directors re-appointed Steve R. Cox as Board Chairman, Clyde E. Conklin as President and Chief Executive Officer, and Larry K. Moxley as Executive Vice President and Chief Financial Officer. The directors also appointed Russell H. Zenner as Chairman of the Corporate Governance and Nominating Committee, James N. Marker as Chairman of the Compensation Committee, and Steve R. Cox as Chairman of the Audit Committee.

At the Annual Meeting, Conklin reported March 31, 2004 fiscal year end net income of $4.36 million, or $2.12 per share on a diluted basis, and growth in total assets to $700.2 million. Conklin also noted that FirstBank Northwest is increasing its market share in existing markets and has entered the Boise, Idaho and Spokane, Washington markets with the addition of loan production offices, and retail branches in Boise and Hayden, Idaho and Spokane, Washington. These new facilities will support future growth and franchise expansion.

"FirstBank Northwest continues to demonstrate sound growth in assets, income and market share," said Conklin. "As the community bank subsidiary of a publicly traded company, FirstBank Northwest is an excellent resource for the commercial businesses, farmers and consumers throughout its market area."

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, and Boise, Idaho, and Baker City, Oregon. Salomon Smith Barney has investment centers in FirstBank's Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington, and Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

   Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which FirstBank operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding FirstBank's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. FirstBank's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, FirstBank's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on From 10-KSB for the fiscal year ended March 31, 2004.

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